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                                                                    Exhibit 99.2

                             NOTICE OF REDEMPTION
                                      OF
                       WARRANTS TO PURCHASE COMMON STOCK
                                   ("USLBW")



May 16, 2001



To the Holders of Outstanding
Warrants to Purchase Common Stock of
U.S. Laboratories, Inc.

          U.S. Laboratories, Inc. ("USLB" or the "Company") hereby gives notice that it is redeeming all of the Company's outstanding Warrants to Purchase Common Stock on June 18, 2001. The Company is exercising this right pursuant to the terms of the Warrant Agreement, dated as of February 26, 1999, governing the USLBW Warrants. The USLBW Warrants trade on the Nasdaq SmallCap Market under the trading symbol "USLBW."

                   TERMS OF REDEMPTION; CESSATION OF RIGHTS

          Exercise Deadline:  June 18, 2001 at 5:00 p.m. (Eastern Time)

          Redemption Date:    June 18, 2001

          Redemption Price:   $.01 per USLBW Warrant

          THE RIGHTS OF THE USLBW WARRANT HOLDERS TO EXERCISE THEIR USLBW WARRANTS WILL TERMINATE AT 5:00 P.M. EASTERN TIME ON JUNE 18, 2001. After 5:00 p.m. Eastern Time on June 18, 2001, holders of USLBW Warrants will have no rights except to receive, upon surrender of their USLBW Warrants, the Redemption Price. As of the close of business on May 15, 2001 (the business day immediately preceding this Notice of Redemption), the Redemption Price ($.01 per USLBW Warrant) was substantially less than either (i) the difference between the market price of the Company's Common Stock and the $7.80 exercise price of the USLBW Warrants or (ii) the price that could be obtained upon the sale of the USLBW Warrants in the open market. We urge you to seek a current quotation for the Common Stock and USLBW Warrants.

                              EXERCISE PROCEDURE

          Until 5:00 p.m. (Eastern Time) on June 18, 2001 (the "Exercise Deadline"), holders of the USLBW Warrants may exercise their USLBW Warrants to purchase USLB Common Stock. Each USLBW Warrants entitles the holder to purchase one share of USLB Common Stock at a price of $7.80 per USLBW Warrant share exercised.

          THOSE WHO HOLD THEIR USLBW WARRANTS IN "STREET NAME" SHOULD IMMEDIATELY CONTACT THEIR BROKER TO DETERMINE THEIR BROKER'S PROCEDURE FOR EXERCISING THEIR USLBW WARRANTS. Persons who are owners of record of their USLBW Warrants may exercise them by delivery of the USLBW Warrant certificates to North American Transfer Co., the Company's Transfer Agent, at the address set forth below, accompanied by a bank or certified check made payable to U.S. Laboratories, Inc. for the full amount of the Exercise Price ($7.80 for each USLBW Warrant share exercised). Your signature on the subscription form on the reverse side of each USLBW Warrant must be guaranteed by an eligible institution. The method of delivery of the USLBW Warrant certificates is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested. The USLBW Warrant Certificate should be delivered to:

                          North American Transfer Co.
                             147 West Merrick Road
                           Freeport, New York  11520
                                (516) 379-8501
                           Attention:  Phyllis Moore

          THE USLBW WARRANT CERTIFICATE AND THE PAYMENT OF THE EXERCISE PRICE MUST BE RECEIVED BY THE COMPANY'S TRANSFER AGENT PRIOR TO 5:00 P.M. EASTERN TIME ON JUNE 18, 2001. USLBW Warrants which are received after such date will not be exercised, but will be redeemed. Provided that a notice of exercise and payment is received by the Company's Transfer Agent prior to 5:00 p.m. Eastern Time on June 18, 2001, broker-dealers shall have three business days to deliver USLBW Warrant certificates to the Transfer Agent.

          Any USLBW Warrant received which is not accompanied by payment of the Exercise Price or which is received without the subscription form having been completed and properly signed will be deemed to have been delivered for redemption (at $0.01 per USLBW Warrant), and not for exercise.

                             REDEMPTION PROCEDURE

          Payment of the amount to be received on redemption ($0.01 per USLBW Warrant) will be made by the Company upon the presentation and surrender of the USLBW Warrants for payment at any time on or after the Redemption Date. To surrender USLBW Warrants for redemption, holders should deliver certificates representing their USLBW Warrants to North American Transfer Co., the Company's Transfer Agent, at the following address:

                          North American Transfer Co.
                             147 West Merrick Road
                           Freeport, New York  11520
                                (516) 379-8501
                           Attention:  Phyllis Moore

                                  INFORMATION

          You can receive additional information regarding exercise or redemption of the USLBW Warrants by contacting Roth Capital Partners, LLC, our solicitation agent, at:

                          Roth Capital Partners, LLC
                              24 Corporate Plaza
                           Newport Beach, CA  92660
                                (949)  720-5703
                          Attention:  Aaron Gurewitz

                     PAYMENT OF FEES TO SOLICITATION AGENT

          The Company has appointed Roth Capital Partners LLC to act as Warrant Solicitation Agent and to manage the warrant exercise and redemption program. The Company has agreed to pay Roth a cash fee of $100,000 to act as warrant solicitation agent.

                            DELIVERY OF PROSPECTUS

          A Prospectus and related materials are being delivered herewith to USLBW Warrant Holders.